Exhibit 99.1


                                                                  EXECUTION COPY
================================================================================

               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT


                                      Among

                         COLLINS & AIKMAN PRODUCTS CO.,
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower,

                          COLLINS & AIKMAN CORPORATION,

                                       and

                 THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN,
                 Each a Debtor and a Debtor-in-Possession under
                       Chapter 11 of the Bankruptcy Code

                                  as Guarantors

                                       and

                            THE LENDERS PARTY HERETO,

                                       and

                            JPMORGAN CHASE BANK, N.A.

                             as Administrative Agent

                          J.P. MORGAN SECURITIES INC.,
                               as Sole Bookrunner
                                       and
                               Sole Lead Arranger





                            Dated as of May 17, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.   DEFINITIONS......................................................2

         SECTION 1.01    Defined Terms........................................2

         SECTION 1.02    Terms Generally.....................................22

         SECTION 1.03    Accounting Terms; GAAP..............................22

         SECTION 1.04    Certain Post Closing Matters........................23

SECTION 2.   AMOUNT AND TERMS OF CREDIT......................................24

         SECTION 2.01    Commitments of the Lenders..........................24

         SECTION 2.02    Reserved............................................25

         SECTION 2.03    Letters of Credit...................................25

         SECTION 2.04    Requests for Borrowings.............................30

         SECTION 2.05    Funding of Borrowings...............................31

         SECTION 2.06    Interest Elections..................................32

         SECTION 2.07    [Reserved]..........................................33

         SECTION 2.08    Interest on Loans...................................33

         SECTION 2.09    Default Interest....................................33

         SECTION 2.10    Alternate Rate of Interest..........................34

         SECTION 2.11    Repayment of Loans; Evidence of Debt................34

         SECTION 2.12    Optional Termination or Reduction of Commitment.....35

         SECTION 2.13    Mandatory Prepayment; Commitment Termination........35

         SECTION 2.14    Optional Prepayment of Loans........................36

         SECTION 2.15    Reserved............................................36

         SECTION 2.16    Increased Costs.....................................36

         SECTION 2.17    Break Funding Payments..............................37

         SECTION 2.18    Taxes...............................................38

         SECTION 2.19    Payments Generally; Pro Rata Treatment..............39

         SECTION 2.20    Mitigation Obligations; Replacement of Lenders......40

         SECTION 2.21    Certain Fees........................................41

         SECTION 2.22    Commitment Fees.....................................41

         SECTION 2.23    Letter of Credit Fees...............................41

         SECTION 2.24    Nature of Fees......................................42


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                                                                            Page
                                                                            ----

         SECTION 2.25    Priority and Liens..................................42

         SECTION 2.26    Right of Set-Off....................................43

         SECTION 2.27    Security Interest in Letter of Credit Account.......44

         SECTION 2.28    Payment of Obligations..............................44

         SECTION 2.29    No Discharge; Survival of Claims....................44

         SECTION 2.30    Use of Cash Collateral..............................44

SECTION 3.   REPRESENTATIONS AND WARRANTIES..................................44

         SECTION 3.01    Organization and Authority..........................44

         SECTION 3.02    Due Execution.......................................45

         SECTION 3.03    Statements Made.....................................45

         SECTION 3.04    Financial Statements................................46

         SECTION 3.05    Ownership...........................................46

         SECTION 3.06    Liens...............................................46

         SECTION 3.07    Compliance with Law.................................46

         SECTION 3.08    Insurance...........................................46

         SECTION 3.09    Use of Proceeds.....................................46

         SECTION 3.10    Litigation..........................................47

         SECTION 3.11    Labor Relations.....................................47

         SECTION 3.12    ERISA...............................................47

         SECTION 3.13    The Orders..........................................48

         SECTION 3.14    Properties..........................................48

SECTION 4.   CONDITIONS OF LENDING...........................................48

         SECTION 4.01    Conditions Precedent to Initial Loans and Initial
                           Letters of Credit.................................48

         SECTION 4.02    Conditions Precedent to Each Loan and Each Letter
                           of Credit.........................................51

         SECTION 4.03    Conditions Precedent to the Tranche B Loan..........52

SECTION 5.   AFFIRMATIVE COVENANTS...........................................52

         SECTION 5.01    Financial Statements, Reports, etc..................53

         SECTION 5.02    Existence...........................................56

         SECTION 5.03    Insurance...........................................56

         SECTION 5.04    Obligations and Taxes...............................56

         SECTION 5.05    Notice of Event of Default, etc.....................56


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                                                                            ----

         SECTION 5.06    Access to Books and Records.........................57

         SECTION 5.07    Maintenance of Concentration Account................57

         SECTION 5.08    Borrowing Base Certificate..........................57

         SECTION 5.09    Collateral Monitoring and Review....................58

         SECTION 5.10    Public Rating.......................................58

         SECTION 5.11    Receivables.........................................58

SECTION 6.   NEGATIVE COVENANTS..............................................58

         SECTION 6.01    Liens...............................................58

         SECTION 6.02    Merger, etc.........................................59

         SECTION 6.03    Indebtedness........................................59

         SECTION 6.04    Capital Expenditures................................60

         SECTION 6.05    EBITDA..............................................60

         SECTION 6.06    Guarantees and Other Liabilities....................61

         SECTION 6.07    Chapter 11 Claims...................................61

         SECTION 6.08    Dividends; Capital Stock............................62

         SECTION 6.09    Transactions with Affiliates........................62

         SECTION 6.10    Investments, Loans and Advances.....................62

         SECTION 6.11    Disposition of Assets...............................62

         SECTION 6.12    Nature of Business..................................63

SECTION 7.   EVENTS OF DEFAULT...............................................63

         SECTION 7.01    Events of Default...................................63

SECTION 8.   THE AGENT.......................................................67

         SECTION 8.01    Administration by Agent.............................67

         SECTION 8.02    Rights of Agent.....................................67

         SECTION 8.03    Liability of Agent..................................67

         SECTION 8.04    Reimbursement and Indemnification...................68

         SECTION 8.05    Successor Agent.....................................68

         SECTION 8.06    Independent Lenders.................................68

         SECTION 8.07    Advances and Payments...............................69

         SECTION 8.08    Sharing of Setoffs..................................69

SECTION 9.   GUARANTY........................................................70

         SECTION 9.01    Guaranty............................................70

         SECTION 9.02    No Impairment of Guaranty...........................71



                                      iii
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                                                                            Page
                                                                            ----

         SECTION 9.03    Subrogation.........................................71

SECTION 10.   MISCELLANEOUS..................................................71

         SECTION 10.01   Notices.............................................71

         SECTION 10.02   Survival of Agreement, Representations and
                           Warranties, etc...................................72

         SECTION 10.03   Successors and Assigns..............................72

         SECTION 10.04   Confidentiality.....................................75

         SECTION 10.05   Expenses; Indemnity; Damage Waiver..................76

         SECTION 10.06   CHOICE OF LAW.......................................77

         SECTION 10.07   No Waiver...........................................77

         SECTION 10.08   Extension of Maturity...............................77

         SECTION 10.09   Amendments, etc.....................................77

         SECTION 10.10   Severability........................................79

         SECTION 10.11   Headings............................................79

         SECTION 10.12   Survival............................................79

         SECTION 10.13   Execution in Counterparts; Integration;
                           Effectiveness.....................................79

         SECTION 10.14   Prior Agreements....................................80

         SECTION 10.15   USA Patriot Act.....................................80

         SECTION 10.16   WAIVER OF JURY TRIAL................................80



ANNEX A                    Commitment Amounts
EXHIBIT A         -        Form of Interim Order
EXHIBIT B         -        Form of Security and Pledge Agreement
EXHIBIT C-1       -        Form of Opinion of Kirkland & Ellis LLP
EXHIBIT C-2       -        Form of Opinion of General Counsel
EXHIBIT D         -        Form of Assignment and Acceptance

SCHEDULE 1.01     -        Existing Agreement
SCHEDULE 3.04     -        Material Adverse Effect
SCHEDULE 3.05     -        Subsidiaries
SCHEDULE 3.10     -        Litigation
SCHEDULE 3.11     -        Labor Relations
SCHEDULE 6.01     -        Liens
SCHEDULE 6.09     -        Transactions with Affiliates
SCHEDULE 6.10     -        Existing Investments

               REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT
                            Dated as of May 17, 2005

     REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of May 17, 2005, among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, COLLINS & AIKMAN CORPORATION, a Delaware corporation (the "Parent") and the subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, N.A., a national banking association ("JPMCB"), each of the other financial institutions from time to time party hereto (together with JPMCB, the "Lenders") and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "Agent") for the Lenders.

                             INTRODUCTORY STATEMENT

     On May 17, 2005, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     The Borrower has applied to the Lenders for loan facilities of up to $300,000,000, comprised of (i) a revolving credit and letter of credit facility in an aggregate principal amount of up to $200,000,000 as set forth herein and
(ii) a term loan in an aggregate principal amount of up to $100,000,000 as set forth herein, all of the Borrower's obligations under each of which are to be guaranteed by the Guarantors.

     The proceeds of the loan facilities will be used (i) in the case of revolving credit loans and letters of credit, for general working capital and corporate purposes of the Borrower and the Guarantors, and (ii) in the case of the term loan, for general working capital and corporate purposes of the Borrower and the Guarantors and to repay amounts owed under the revolving credit and letter of credit facility (with no commitment reduction).

     To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of all other Secured Obligations (including, without limitation, the obligations of the Borrower and the Guarantors to JPMCB, any other Lender or any of their respective banking Affiliates permitted by Section 6.03), the Borrower and the Guarantors will provide to the Agent and the Lenders the claims and liens described in Section 2.25 of this Agreement.

     Accordingly, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

     SECTION 1.01 Defined Terms."ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "Additional Credit" shall have the meaning given such term in Section 4.02(d).

     "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

     "Agent" shall have the meaning given such term in the Introduction.

     "Agreement" shall mean this Revolving Credit, Term Loan and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Approved Fund" shall have the meaning given such term in Section 10.03(b).

     "Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Lenders.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.03), and accepted by the Agent, substantially in the form of Exhibit D.

     "Audit Committee Report Date" shall mean the date on which the audit committee of the Parent delivers to the Parent's Board of Directors its final report with respect to the rebate investigation and any related or concurrent financial reporting investigation of the Parent and/or any of its direct or indirect Subsidiaries.

     "Availability Period" shall mean the period from and including the Closing Date to but excluding the Termination Date.

     "Available Inventory" shall have the meaning given such term in the Borrowing Base Amendment.

     "Available Receivables" shall have the meaning given such term in the Borrowing Base Amendment.

     "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of Michigan or any other court having jurisdiction over the Cases from time to time.

     "Base CD Rate" shall mean the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall have the meaning given such term in the Introduction.

     "Borrowing" shall mean (a) the incurrence, conversion or continuation of Tranche A Loans of a single Type made from all the Tranche A Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period and
(b) the incurrence of the Tranche B Loan.

     "Borrowing Base" shall be defined in a manner reasonably satisfactory to the Agent to be set forth in the Borrowing Base Amendment and shall limit the Total Commitment Usage to an amount equal to the sum, without duplication, of
(A) Available Receivables, plus (B) Available Inventory, plus (C) the PP&E Component, minus (D) the Borrowing Base Carve-Out Amount, provided, that the amount derived from clause (C) shall not exceed the lesser of (i) $50,000,000 or
(ii) an amount equal to a percentage satisfactory to the Agent of the sum of clauses (A), (B) and (C). The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to Agent pursuant to the Borrowing Base Amendment or Section 5.08. Standards of eligibility and reserves and advance rates of the Borrowing Base may be revised and adjusted from time to time by the Agent in its reasonable discretion, and the Borrowing Base shall be subject to reserves from time to time established by the Agent in its reasonable discretion, with any changes in such standards and reserves to be effective upon the later of the date of the next succeeding weekly Borrowing Base Certificate and to be effective five Business Days after delivery of notice thereof to the Borrower.

     "Borrowing Base Amendment" shall mean an amendment to this Agreement reasonably satisfactory to the Agent to be executed and delivered prior to the entry of the Final Order.

     "Borrowing Base Carve-Out Amount" shall mean at any time an amount equal to $7,000,000 plus the Carve-Out Reserve.

     "Borrowing Base Certificate" shall mean a certificate substantially in the form of an exhibit to be annexed to the Borrowing Base Amendment (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete in all material respects by a Financial Officer which shall include appropriate exhibits, schedules, supporting documentation, and additional reports (i) as referred to in such exhibit to the Borrowing Base Amendment, (ii) as reasonably requested by the Agent, and (iii) as provided for in Section 5.08.

     "Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.04.

     "Budgets" shall have the meaning given such term in Section 5.01(m).

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed (and, for a Letter of Credit, other than a day on which the Issuing Lender issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

     "Capital Expenditures" shall mean, for any period, for any Person, the aggregate of all expenditures (whether (i) paid in cash and not theretofore accrued or (ii) accrued as liabilities during such period, and including that portion of any post-petition Capitalized Lease which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by such Person, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any Guarantor to the extent of the gross amount of such purchase price less the "trade-in" value or credit granted by the purchaser of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored or (y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

     "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP. The amount of obligations of such Person under a Capitalized Lease shall be the capitalized amount thereof determined in accordance with GAAP.

     "Carve-Out" shall mean (i) all fees required to be paid to the Clerk of the Bankruptcy Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code and (ii) after the occurrence and during the continuance of an Event of Default an amount not exceeding $7,000,000 in the aggregate (plus the amount of the unpaid professional fees and expenses incurred by the Debtors prior to the occurrence of an Event of Default; provided that the amounts in respect thereof shall have been provided on a monthly basis in writing by Debtors' counsel to the Agent (at any time, the most recently reported amounts being the "Carve-Out Reserve") prior to the occurrence of any such Event of Default and reserved against availability under the Borrowing
Base), which amount may be used subject to the terms of the Orders, to pay any fees or expenses incurred by the Borrower and the Guarantors and any statutory committees appointed in the Cases (each, a "Committee") in respect of (A) allowances of compensation for services rendered or reimbursement of expenses awarded by the Bankruptcy Court to the Borrower's or any Guarantor's or any Committee's professionals and (B) the reimbursement of expenses allowed by the Bankruptcy Court incurred by Committee members in the performance of their duties (but excluding fees and expenses of third party professionals employed by such members); provided that (w) the dollar limitation in clause (ii) of this definition on fees and disbursements shall neither be reduced nor increased by the amount of any compensation or reimbursement of expenses incurred, awarded or paid prior to the occurrence of an Event of Default in respect of which the Carve Out is invoked or by any fees, expenses, indemnities or other amounts paid to any Agent, Lender or their respective attorneys and agents under the DIP Credit Agreement or otherwise, (x) to the extent the dollar limitation in clause
(ii) of this definition on fees and disbursement is reduced by any amount as a result of payment of such fees and disbursements during the continuance of an Event of Default, and such Event of Default is subsequently cured or waived, then effective as of the effectiveness of such cure or waiver, such dollar limitation shall be increased by an amount equal to the amount by which it has been so reduced, (y) nothing herein shall be construed to impair the ability of any party to object to any of the fees, expenses, reimbursement or compensation described in clauses (A) and (B) above, and (z) cash or other amounts on deposit in the Letter of Credit Account shall not be subject to the Carve Out.

     "Cases" shall have the meaning given such term in the Introduction.

     "Cash Collateralization" shall have the meaning given such term in Section 2.03(j).

     "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c)


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                                       6


compliance by any Lender or Issuing Lender (or, for purposes of Section 2.16(b), by any lending office of such Lender or Issuing Lender or by such Lender's or Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Heartland Industrial Partners, L.P. and its Affiliates, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

     "Closing Date Budget" shall have the meaning given such term in Section 4.01(l).

     "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans or the issuance of the initial Letter of Credit (whichever may occur first) set forth in Section 4 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but in any event not later than 10 days following the entry of the Interim Order.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Collateral" shall mean the "Collateral" as defined in the Security and Pledge Agreement.

     "Commitment" shall mean either a Tranche A Commitment or a Tranche B Commitment.

     "Commitment Fee" shall mean, collectively, the Tranche A Commitment Fee and the Tranche B Commitment Fee.

     "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

     "Delivery Date" shall mean the earlier of (i) the date which is twenty (20) Business Days after the Closing Date and (ii) the date the Final Order is entered.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Domestic EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Domestic Entities for such period, plus (a) to the extent deducted in the calculation of consolidated net income, without duplication,



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                                       7


the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) consolidated foreign, federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses, (vii) any charges for Restructuring Costs, (viii) professional fees and other "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") attributable to the Domestic Entities for such period, and (ix) plus or minus the cumulative effect of any change in accounting principles less (b) to the extent included in the calculation of consolidated net income, extraordinary gains, minus (c) the amount of cash received or expended in such period in respect of any amount which, under clauses (iii) and (vii) above, was added back in determining Domestic EBITDA for such or any prior period.

     "Domestic Entities" shall mean the Borrower and its direct and indirect domestic Subsidiaries on a consolidated basis.

     "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000, (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA, (iii) an Affiliate of the assignor Lender, (iv) an Approved Fund and (v) any other financial institution satisfactory to the Agent.

     "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

     "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Event of Default" shall have the meaning given such term in Section 7.

     "Excluded Taxes" shall mean, with respect to the Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.18(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18.

     "Existing First Lien Agent" shall mean JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent and Collateral Agent under the Existing First Lien Agreement, and its successors in such capacity.

     "Existing First Lien Agreement" shall mean the Credit Agreement dated as of December 20, 2001, as amended and restated as of September 1, 2004, as amended, by and among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and Credit Suisse First Boston, as Syndication Agent, as amended, restated, modified or waived from time to time, and shall include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Existing First Lien Agent or the Existing First Lien Lenders, including without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

     "Existing First Lien Indebtedness" shall mean Indebtedness and other obligations incurred by the Borrower and the Guarantors under the Existing First Lien Agreement.

     "Existing First Lien Lenders" shall mean the lenders from time to time holding Existing First Lien Indebtedness.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.21, 2.22 and 2.23.

     "Filing Date" shall mean May 17, 2005.

     "Final Order" shall have the meaning given such term in Section 4.02(d).

     "Financial Officer" shall mean the chief financial officer, Senior Vice President - Finance and Accounting, Vice President - Finance, principal accounting officer, controller, corporate controller, treasurer, treasury manager or corporate treasurer of the Borrower.

     "Finished Goods" shall mean completed goods which require no additional processing or manufacturing, to be sold to non-Affiliate/third party customers by the Borrower or any Guarantor in the ordinary course of business.

     "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition and Section 2.18(e), the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" shall mean any direct or indirect non-U.S. Subsidiary of the Borrower.

     "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.03.

     "Global EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Global Entities for such period, plus (a) to the extent deducted in the calculation of consolidated net income, without duplication, the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) consolidated foreign, federal, state and local income tax expense, (v) gross interest expense for such period less gross interest income for such period, (vi) extraordinary losses,
(vii) any charges for Restructuring Costs, (viii) professional fees and other "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") attributable to the Domestic Entities for such period, and (ix) plus or minus the cumulative effect of any change in accounting principles less (b) to the extent included in the calculation of consolidated net income, extraordinary gains, minus (c) the amount of cash received or expended in such period in respect of any amount which, under clauses (iii) and (vii) above, was added back in determining Global EBITDA for such or any prior period.

     "Global Entities" shall mean the Borrower and all of its direct and indirect Subsidiaries, on a consolidated basis.

     "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantor" shall have the meaning set forth in the Introduction.

     "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, trade payables that are not more than 90 days past due (or that are more than 90 days past due, if the validity or amount thereof is being contested in good faith and by appropriate proceedings and if such Person shall have set aside on its books adequate reserves therefor in accordance with GAAP) and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds and completion guarantees arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, in which case such Indebtedness shall be limited to the value of the property), (v) all obligations of such Person under Capitalized Leases, (vi) (A) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and (B) all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest or exchange rates, (y) interest rate swap, cap or collar agreements and interest rate future or option contracts, in each case on a marked-to-market basis and (z) commodity price protection agreements or other commodity price hedging arrangements; (vii) all Indebtedness referred to in clauses (i) through
(vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, such Indebtedness referred to in this clause (viii) shall be the lesser of the value of such property on which a Lien is attached or the amount of such Indebtedness.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

     "Indemnitee" shall have the meaning given such term in Section 10.05(b).

     "Insufficiency" shall mean, with respect to any Plan, its "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, if any.

     "Interest Election Request" shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan included in any Eurodollar Borrowing, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are converted to Eurodollar Loans pursuant to Section 2.06.

     "Interest Period" shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Eurodollar Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three, six or nine months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.04 or 2.06; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

     "Interim Order" shall have the meaning given such term in Section 4.01(b).

     "Inventory" has the meaning set forth in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (and includes Finished Goods, Raw Materials and Work in Process).

     "Investments" shall have the meaning given such term in Section 6.10.

     "Issuing Lender" shall mean JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.03(i) and up to three other Lenders, which other Lenders shall be reasonably satisfactory to the Borrower and the Agent. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term "Issuing Lender" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "JPMorgan" shall have the meaning given such term in Section 10.05.

     "JPMCB" shall have the meaning given such term in the Introduction.

     "Joint Venture" shall mean any joint venture that is jointly owned by the Borrower or a Guarantor with a Person which is not a Global Entity.

     "Joint Venture Interests" shall mean any interest of the Borrower or a Guarantor in a Joint Venture.

     "LC Disbursement" shall mean a payment made by the Issuing Lender pursuant to a Letter of Credit.

     "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Tranche A Lender at any time shall be its Tranche A Commitment Percentage of the LC Exposure at such time.

     "Lenders" shall have the meaning set forth in the Introduction.

     "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) an import documentary or a standby letter of credit, (ii) issued for purposes that are consistent with the provisions of this Agreement (including, without limitation, Section 3.09), (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Issuing Lender.

     "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Collins & Aikman Letter of Credit Account" that shall be used solely for the purposes set forth herein.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.23.

     "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" shall mean (a) any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind whatsoever, (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan" shall mean, collectively, the Tranche A Loans and the Tranche B
Loan.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered to the Agent or any Lender in connection herewith.

     "Maturity Date" shall mean May 17, 2007.

     "Minority Lenders" shall have the meaning given such term in Section 10.05.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Proceeds" shall mean, in respect of any sale of assets, the cash proceeds of such sale after the payment of or reservation for (i) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (all of which expenses shall be reasonably satisfactory to the Agent in its reasonable judgment) and (ii) the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Lenders.

     "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Agent under the Loan Documents.

     "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant" shall have the meaning given such term in Section 10.03(d).

     "Patriot Act" shall mean the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

     (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least `A' from S&P or `A2' from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, or any money market deposit accounts issued or offered by, (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) investments in repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

     (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above; and

     (f) in the case of a Foreign Subsidiary, investments similar to those described in clauses (a) through (e) in obligations of Persons located in a jurisdiction in which such Foreign Subsidiary is organized or has operations.

     "Permitted Liens" shall mean: (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, suppliers, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (vi) banker's liens, rights of set-off or similar rights, in each case arising by operation of law; (vii) Liens on intellectual property arising from the granting of non-exclusive licenses in the ordinary course of business to any Person to use such intellectual property; (viii) Liens in favor of a landlord on leasehold improvements in leased premises; (ix) letters of credit or deposits in the ordinary course of business to secure leases; (x) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (ix) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby; and
(xi) Liens in respect of judgments that would not result in an Event of Default under Section 7.01(k).

     "Permitted Receivable Purchase Facility" shall mean the Amended and Restated Receivables Purchase Agreement dated as of December 20, 2001 by and among Borrower, its wholly-owned Subsidiaries named therein and Carcorp, Inc., as purchaser, and the Receivables Purchase and Transfer Agreement dated as December 20, 2001 by and among the Borrower, individually and as collection agent, Carcorp, Inc., as transferee and the financial institutions party thereto and the agreements related thereto.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or Governmental Authority or any agency or political subdivision thereof.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Post Closing Date Budgets" shall have the meaning given such term in
Section 5.01(m).

     "PP&E Component" shall have the meaning given such term in the Borrowing Base Amendment.

     "Prepayment Date" shall mean the date that is forty-five (45) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such forty-five (45) day period, or if the Final Order as entered by the Bankruptcy Court does not authorize (i) credit extensions under this Agreement of up to $300,000,000 and (ii) such changes to the Loan Documents as the Agent and JPMorgan shall have reasonably determined are advisable in order to ensure a successful syndication of the loan facilities hereunder or as are permitted by the Interim Order.

     "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

     "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Qualified Receivables Transaction" shall mean any transaction or series of transactions that may be entered into by one or more Foreign Subsidiaries pursuant to which one or more Foreign Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Subsidiary (in the case of a transfer by any Foreign Subsidiary) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, Receivables (whether now existing or arising in the future) of any Foreign Subsidiary, and any assets of a Foreign Subsidiary related thereto, including, without limitation, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

     "Raw Materials" shall mean items/materials used or consumed in the manufacturing of goods to be sold by the Borrower or a Guarantor in the ordinary course of business.

     "Receivable" shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for good or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any supporting obligations.

     "Receivables Subsidiary" shall mean any wholly-owned Foreign Subsidiary of any Foreign Subsidiary (or another Person organized outside the United States in which any Foreign Subsidiary makes an Investment and to which one or more Foreign Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Foreign Subsidiary (as provided below) as a Receivables Subsidiary:

     1. no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

          (i)  is guaranteed by the Borrower or any Guarantor;

          (ii) is recourse to or obligates the Borrower or any Guarantor; or

          (iii) subjects any property or assets of the Borrower or any Guarantor, directly or indirectly, contingently or otherwise, to the satisfaction thereof;

     2. with which neither the Borrower nor any Guarantor has any material contract, agreement, arrangement or understanding; and

     3. to which neither the Borrower nor any Guarantor has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     Any such designation by the Board of Directors of the applicable Foreign Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Foreign Subsidiary giving effect to such designation and an officer's certificate certifying, to the best of such officer's knowledge and belief, that such designation complies with the foregoing conditions.

     "Register" shall have the meaning given such term in Section l0.03(b)(iv).

     "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

     "Required Lenders" shall mean, at any time, Lenders having Tranche A Commitments at such time (or, if the Total Tranche A Commitment has been terminated, Lenders holding Tranche A Loans and LC Exposure at such time) and Lenders holding a portion of the Tranche B Loan at such time (or, if the Tranche B Loan is not outstanding, Lenders holding Tranche B Commitments at such time) representing in excess of 50% of the sum of the Total Tranche A Commitment at such time (or, if the Total Tranche A Commitment has been terminated, the Tranche A Total Commitment Usage at such time) plus the Total Tranche B Commitment at such time.

     "Restructuring Costs" shall mean any and all of the fees, costs and expenses of restructuring, consolidating or closing of any of the business divisions, plants, facilities or offices of the Borrower or any of its Subsidiaries together with the costs of severance or other similar payments relating to the termination of employees, and machine transfer costs or any similar such costs, at such plants, facilities or offices.

     "S&P" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     "Secured Obligations" shall have the meaning set forth in the Security and Pledge Agreement.

     "Security and Pledge Agreement" shall have the meaning set forth in Section 4(c).

     "Single Employer Plan" shall mean a single employer plan, as defined in
Section 4001(a)(l5) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could reasonably be expected to have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

     "Standard Securitization Undertakings" shall mean representations, warranties, covenants and indemnities entered into by any Foreign Subsidiary which are reasonably customary in securitization of Receivables transactions.

     "Statutory Reserve Rate" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as

"Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "STB" shall have the meaning given such term in Section.

     "Subsidiary" shall mean, with respect to any Person (in this definition referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership or membership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Super-majority Lenders" shall have the meaning given such term in Section 10.090.

     "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

     "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 400l(a)(2) of ERISA, the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, the imposition of Withdrawal Liability, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).

     "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H. 15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Total Commitment" shall mean, at any time, the sum of the Total Tranche A Commitment and the Total Tranche B Commitment at such time.

     "Total Commitment Percentage" shall mean at any time, with respect to each Tranche A Lender or Tranche B Lender, the percentage obtained by dividing such Lender's Tranche A Commitment and/or Tranche B Commitment, as the case may be, by the Total Commitment at such time.

     "Total Commitment Usage" shall mean, at any time, the sum of the Tranche A Total Commitment Usage and the outstanding principal amount of the Tranche B Loan.

     "Total Tranche A Commitment" shall mean, any time, the sum of the Tranche A Commitments at such time.

     "Total Tranche B Commitment" shall mean, at any time, (i) prior to the funding of the Tranche B Loan pursuant to Section 2.01(b), the sum of the Tranche B Commitments at such time and (ii) on and after funding of the Tranche B Loan pursuant to 2.01(b), the outstanding principal amount of the Tranche B Loan at such time.

     "Tranche A Commitment" shall mean the commitment of each Tranche A Lender to make Tranche A Loans hereunder in the amount set forth opposite its name in Annex A hereto or as may be subsequently set forth in the Register from time to time, as the case may be, and as may be reduced from time to time pursuant to Sections 2.12. The initial aggregate amount of the Tranche A Commitment is $200,000,000.

     "Tranche A Commitment Fee" shall have the meaning given such term in
Section 2.22(a).

     "Tranche A Commitment Percentage" shall mean, at any time, with respect to each Tranche A Lender, the percentage obtained by dividing its Tranche A Commitment at such time by the Total Tranche A Commitment or, if the Tranche A Commitments have been terminated, the Tranche A Commitment Percentage of each Tranche A Lender that existed immediately prior to such termination.

     "Tranche A Lender" shall mean each Lender having a Tranche A Commitment.

     "Tranche A Loan" shall have the meaning set forth in Section 2.01(a).

     "Tranche A Total Commitment Usage" shall mean, at any time, the sum of (i) the aggregate outstanding principal amount of all Tranche A Loans and (ii) the aggregate LC Exposure at such time.

     "Tranche B Commitment" shall mean the commitment of each Tranche B Lender to make such amount of the Tranche B Loan hereunder in the amount set forth opposite its name on Annex A hereto or as may be subsequently set forth in the Register from time to time, as the case may be and as the same may be reduced from time to time pursuant to the last sentence of Section 2.01(b) and Sections
2.12 and 2.13. The initial aggregate amount of the Tranche B Commitment is $100,000,000.

     "Tranche B Commitment Fee" shall have the meaning given such term in
Section 2.22(b).

     "Tranche B Commitment Percentage" shall mean, at any time, with respect to each Tranche B Lender, the percentage obtained by dividing its Tranche B Commitment at such time by the Total Tranche B Commitment.

     "Tranche B Lender" shall mean each Lender having a Tranche B Commitment.

     "Tranche B Loan" shall have the meaning set forth in Section 2.01(b).

     "Transactions" shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the request for and issuance of Letters of Credit hereunder.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document.

     "Uncollateralized LC Exposure" shall mean, at any time, (i) the aggregate LC Exposure at such time less (ii) the aggregate LC Exposure for which Cash Collateralization has been made in accordance with Section 2.03(j) prior to such time and which Cash Collateralization is in effect at such time.

     "Unused Total Tranche A Commitment" shall mean, at any time, (i) the Total Tranche A Commitment less (ii) the Tranche A Total Commitment Usage.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Work-in-Process" shall mean Inventory which consists of work-in-process including without limitation materials other than Raw Materials, Finished Goods or saleable products, title to which and sole ownership of which is vested in the Borrower or a Guarantor.

     SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall been withdrawn or such provision amended in accordance herewith.

SECTION 1.04      Certain Post Closing Matters.

     (a) Notwithstanding anything to the contrary contained in this Agreement, within the time periods set forth below or such later date(s) to which the Agent shall, in its exclusive discretion, agree in writing, the Borrower shall deliver to the Agent:

          (i) on or prior to the Delivery Date, all UCC searches, if any, which the Borrower was required to deliver pursuant to Section 4.01(j) of this Agreement and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date;

          (ii) on or prior to the Delivery Date, all good standing certificates, articles or certificate of incorporation or formation and by-laws which the Borrower was required to deliver pursuant to Section 4.01(a)(i), (ii) and
     (iii) of this Agreement and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date; provided that the Borrower may identify to the Agent certain of the jurisdictions from which it shall not have obtained good standing certificates as of the Closing Date as jurisdictions in which the Borrower and Guarantors do not conduct a material amount of business and the Administrative Agent may thereafter (but shall not be obligated to) waive delivery of a good standing certificate for such jurisdiction(s);

          (iii) Schedules 6.01 and 6.10 which the Borrower was required to deliver pursuant to Sections 6.01 and 6.10 of this Agreement, respectively, and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date. The Agent agrees that the Borrower shall be permitted to redeliver, supplement, modify and replace the Schedules to this Agreement on or before the Delivery Date.

     (b) Notwithstanding anything to the contrary contained in this Agreement or the Security and Pledge Agreement, on or prior to the Delivery Date, the Borrower shall deliver to the Collateral Agent:

          (i) Schedules 3, 5 and 6, which the Borrower and the Guarantors were required to deliver Sections 4(d), 4(g) and 1(e) of the Security and Pledge Agreement, respectively, and delivery of which was temporarily waived by the Lenders for the purposes of effecting the closing on the Closing Date. The Agent agrees that the Borrower shall be permitted to redeliver, supplement, modify and replace the Schedules to the Security and Pledge Agreement on or before the Delivery Date.

     (c) All conditions precedent and representations contained in the Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above); provided, that to the extent any representation and warranty would not be true in all material respects because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken in accordance with the foregoing provisions of this

Section 1.04. The acceptance of the benefits of the making of each Loan and the issuance of each Letter of Credit shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 1.04 will be taken within the relevant time periods referred to in this Section 1.04 and that, at such time, all representations and warranties contained in this Agreement shall then be true and correct in all material respects without any modification pursuant to this Section 1.04.

     (d) No later than 60 days after the Closing Date, the Borrower and the Guarantors shall have executed and delivered an amendment to this Agreement setting forth the financial covenant levels for Sections 6.4 and 6.5, which levels will be determined by the Agent based on the Post Closing Date Budgets and which amendments shall be satisfactory to Agent.

SECTION 2. AMOUNT AND TERMS OF CREDIT

     SECTION 2.01 Commitments of the Lenders.

     (a) Tranche A Revolving Commitment. (i)Each Tranche A Lender severally and not jointly with the other Tranche A Lenders agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Tranche A Loan" and collectively, the "Tranche A Loans") to the Borrower at any time and from time to time during the Availability Period in an aggregate principal amount not to exceed, when added to its LC Exposure, the Tranche A Commitment of such Lender, which Tranche A Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided that at no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then LC Exposure exceed the lesser of (i) the Total Tranche A Commitment at such time and (ii) prior to the entry of the Final Order, the amount permitted by the Interim Order.

          (ii) Each Borrowing of a Tranche A Loan shall be made by the Tranche A Lenders pro rata in accordance with their respective Tranche A Commitments; provided, however, that the failure of any Tranche A Lender to make any Tranche A Loan shall not in itself relieve the other Tranche A Lenders of their obligations to lend.

     (b) Tranche B Term Loan Commitment. (i) Each Tranche B Lender, severally and not jointly with the other Tranche B Lenders agrees, upon the terms and subject to the conditions herein set forth, to make available to the Borrower term loans in an aggregate principal amount equal to such Tranche B Lender's Tranche B Commitment (all such loans, collectively, the "Tranche B Loan"). Upon the satisfaction (or waiver) of the conditions set forth in Section 4.03, each Tranche B Lender shall make its portion of the Tranche B Loan to the Borrower in the amount equal to its Tranche B Commitment. Once repaid, the Tranche B Loan may not be reborrowed and the Total Tranche B Commitment shall be automatically and permanently reduced by an amount equal to the amount so repaid.

          (ii) The Tranche B Loan shall be made by the Tranche B Lenders pro rata in accordance with their respective Tranche B Commitment; provided, however, that the failure of any Tranche B Lender to make its Tranche B Loan shall not in itself relieve the other Tranche B Lenders of their obligations to lend.

     (c) (i) Notwithstanding any provision of this Agreement to the contrary, at no time from and after the entry of the Final Order shall the Total Commitment Usage exceed the Borrowing Base. The Lenders shall have no obligation to extend credit hereunder if, after giving effect thereto, Total Commitment Usage would exceed the Borrowing Base.

          (ii) Notwithstanding any provision of this Agreement to the contrary, at no time prior to the entry of the Final Order shall the Total Commitment Usage exceed $150,000,000 unless (A) the Agent, prior to the entry of the Final Order, shall have been satisfied with the results of its due diligence investigation of the assets, liabilities, businesses, prospects and financial affairs of the Borrower and its Subsidiaries, (B) the Agent shall have determined the current levels for Sections 6.4 and 6.5 in accordance with Section 1.04(d) and (c) the Final Order shall have been entered. In addition, during each week prior to the entry of the Final Order the Total Commitment Usage shall be substantially in compliance with the projected Total Commitment Usage set forth for such week in the Closing Date Budget, as determined by the Agent in its sole discretion.

     (d) Other than as otherwise provided in Section 2.04(b), each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (e) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000 provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total Tranche A Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(e). Borrowings of more than one Type may be outstanding at the same time.

     (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.02 Reserved.

     SECTION 2.03 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or the account of any Subsidiary, in a form reasonably acceptable to the Agent and the Issuing Lender, and the Issuing Lender hereby agrees to issue such requested Letters of Credit, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. At no time shall a Letter of Credit be issued if the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the LC Exposure (inclusive of the amount of such proposed Letter of Credit) would exceed the lesser of (i) the Total Tranche A Commitment at such time and
(ii) prior to the entry of the Final Order, the amount permitted by the Interim Order.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Person for whose account such Letter of Credit shall be issued, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the LC Exposure shall not exceed $25,000,000 prior to the entry of the Final Order and $50,000,000 thereafter. No Issuing Lender (other than the Agent or an Affiliate thereof) shall permit any such issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Agent that it is then permitted under this Agreement.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is 180 days after the Maturity Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit including any amendment increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Tranche A Lenders, the Issuing Lender hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Tranche A Lender's Tranche A Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Lender, such Tranche A Lender's Tranche A Commitment Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence of an Event of Default or reduction or termination of the Tranche A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit (including any Letter of Credit issued for the account of any Subsidiary), the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided, that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04(a) that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Agent shall notify each Tranche A Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Tranche A Lender's Tranche A Commitment Percentage thereof. Promptly following receipt of such notice, each Tranche A Lender shall pay to the Agent its Tranche A Commitment Percentage of the payment then due to the Issuing Lender from the Borrower, in the same manner as provided in Section 2.05 with respect to Tranche A Loans made by such Tranche A Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Tranche A Lenders), and the Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Tranche A Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Lender or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Tranche A Lenders and the Issuing Lender as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Tranche A Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent, the Tranche A Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided, that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Tranche A Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided, that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.09 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Tranche A Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for the account of such Tranche A Lender to the extent of such payment.

     (i) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Lender and the successor Issuing Lender. The Agent shall notify the Tranche A Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.22. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of a Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Replacement of Letters of Credit; Cash Collateralization. Upon or prior to the occurrence of the Termination Date the Borrower shall at its option either (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Issuing Lender undrawn and marked "cancelled" or (iii) either (x) provide one or more "back-to-back" letters of credit to one or more Issuing Lenders in a form reasonably satisfactory to each such Issuing Lender that is a beneficiary of such "back-to-back" letter of credit and the Agent, issued by a bank reasonably satisfactory to each such Issuing Lender and the Agent, and/or (y) deposit cash in the Letter of Credit Account, the sum of (x) and (y) of the foregoing sentence to be in an aggregate amount equal to 105% of Uncollateralized LC Exposure as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon and to the extent of the expiration, cancellation or other termination or satisfaction of such reimbursement obligations ("Cash Collateralization"). The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower's risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time.

     (k) Issuing Lender Agreements. Unless otherwise requested by the Agent, each Issuing Lender shall report in writing to the Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed, or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Lender shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, the Borrower and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Agent shall reasonably request.

     SECTION 2.04 Requests for Borrowings.

     (a) Tranche A Loans. Unless otherwise agreed to by the Agent in connection with making the initial Loans, to request a Borrowing of Tranche A Loans, the Borrower shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing; provided, that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, courier or telecopy to the Agent of a written Borrowing Request in a form reasonably acceptable to the Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01(a):

          (i) the aggregate amount of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.04(a), the Agent shall advise each Tranche A Lender of the details thereof and of the amount of such Tranche A Lender's Tranche A Loan to be made as part of the requested Borrowing.

     (b) Tranche B Loan. To request the Borrowing of the Tranche B Loan, the Borrower shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing and (a) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time on the date of the proposed Borrowing. Such telephonic notice shall be irrevocable and shall be confirmed promptly by hand delivery, courier or telecopy to the Agent of a written Borrowing Request in a form reasonably acceptable to the Agent and signed by the Borrower. Such telephone and written Borrowing Request shall specify the following information in compliance with Section 2.01:

          (i) the aggregate amount of the requested Borrowing (which shall be the amount of the Total Tranche B Commitment);

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) the portion of the Tranche B Loan that is to initially be an ABR Borrowing and that is to initially be a Eurodollar Borrowing; and

          (iv) in the case of such portion of the Tranche B Loan that is a Eurodollar Borrowing, the initial Interest Period applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the Tranche B Loan shall initially be an ABR Borrowing. If no Interest Period is specified with respect to any portion of the Tranche B Loan that is to initially be a Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of the Borrowing Request in accordance with this Section 2.04(b), the Agent shall advise each Tranche B Lender of the details thereof and of the amount of such Tranche B Lender's Loan to be made as part of the requested Borrowing (which shall be equal to such Tranche B Lender's Tranche B Commitment). Notwithstanding that the initial Borrowing of the Tranche B Loan may be requested as a Eurodollar Borrowing, in the event the Agent, in its reasonable discretion, determines that such Eurodollar Borrowing is not practicable, such initial Borrowing shall be an ABR Borrowing.

     SECTION 2.05 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.03(e) shall be remitted by the Agent to the Issuing Lender.

     (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.06 Interest Elections. (a) Each Borrowing of Tranche A Loans and the Borrowing of the Tranche B Loan initially shall be of the Type or, in the case of the Tranche B Loan, Types specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowings to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Tranche A Loans or Tranche B Loan, as the case may be, comprising such Borrowing, and the Tranche A Loans and Tranche B Loan, as the case may be, comprising each such Type shall be considered a separate Borrowing.

     (b) To make an Interest Election Request pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.04(a) or Section 2.04(b) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, courier or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.07 [Reserved]

     SECTION 2.08 Interest on Loans.

     (a) Subject to the provisions of Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus (i) 1.50% in the case of Tranche A Loans and (ii) 2.50% in the case of the Tranche B Loan.

     (b) Subject to the provisions of Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period in effect for such Borrowing plus (i) 2.50% in the case of Tranche A Loans and (ii) 2.50% in the case of the Tranche B Loan.

     (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Maturity Date, the Termination Date and after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.09 Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(e) of any LC Disbursements), whether at stated maturity, by acceleration or otherwise, or any other Event of Default shall have occurred and be continuing, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) the rate then applicable for such Borrowings plus 2.0% and
(y) in the case of all other amounts, the rate applicable for Alternate Base Rate plus 2.0%.

     SECTION 2.10 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBO Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to
Section 2.04 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     SECTION 2.11 Repayment of Loans; Evidence of Debt.

     (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.12 Optional Termination or Reduction of Commitment. Upon at least one Business Day's prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Tranche A Commitment or the Total Tranche B Commitment. Each such reduction of the Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Tranche A Commitment, the Borrower shall pay to the Agent for the account of each Tranche A Lender the Tranche A Commitment Fee accrued and unpaid on the amount of the Tranche A Commitment of such Tranche A Lender so terminated or reduced through the date thereof. Simultaneously with each reduction or termination of the Tranche B Commitment prior to the date of funding of the Tranche B Loan, the Borrower shall pay to the Agent for the account of each Tranche B Lender the Tranche B Commitment Fee accrued and unpaid on the amount of the Tranche B Commitment of such Tranche B Lender so terminated or reduced through the date thereof. Any reduction of any Commitment pursuant to this Section shall be applied pro rata to reduce the applicable Commitment of each Tranche A Lender or Tranche B Lender, as the case may be.

     SECTION 2.13 Mandatory Prepayment; Commitment Termination.

     (a) If at any time the aggregate principal amount of the outstanding Total Commitment Usage exceeds the lesser of (x) the Total Commitment at such time and
(y) (A) prior to the entry of the Final Order, the amount permitted by the Interim Order and (B) from and after the entry of the Final Order, the Borrowing Base (the "Lesser Amount"), the Borrower will within one Business Day (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Total Commitment Usage to be equal to or less than the Lesser Amount, and (ii) if, after giving effect to the prepayment in full of the Loans, the Uncollateralized LC Exposure exceeds the Lesser Amount, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Uncollateralized LC Exposure so exceeds the Lesser Amount.

     (b) Upon the sale of any property or assets of the Borrower or any Guarantor described in clause (v) of Section 6.11, to the extent Net Proceeds of such sales shall exceed $2,500,000 in the aggregate since the Closing Date, the Borrower shall apply 100% of the Net Proceeds thereof received to the prepayment and collateralization of the Loans and other credit exposure in accordance with paragraph (c) of this Section.

     (c) Any Net Proceeds described in paragraph (b) of this Section shall be applied as follows: first, to the prepayment of the Tranche A Loans of the Tranche A Lenders (without any reduction in the Total Tranche A Commitment) until such Tranche A Loans have been repaid in full (plus any accrued but unpaid interest and fees thereon, including without limitation any interest payable pursuant to Section 2.09) and to the prepayment of the Tranche B Loans of the Tranche B Lenders until such Tranche B Loans have been repaid in full (plus any accrued but unpaid interest and fees thereon, including without limitation any interest payable pursuant to Section 2.09, ratably among the parties thereto in accordance with the amounts of principal, interest and fees then due to such parties, second, to pay any unreimbursed LC Disbursements (plus any accrued but unpaid interest thereon, including without limitation any interest payable pursuant to Section 2.09), and third, to the Cash Collateralization of the Letters of Credit (if any) in an aggregate amount equal to 105% of the

Uncollateralized LC Exposure, after giving effect to the application of Net Proceeds described in clauses first, second and third of this Section 2.13(c), there shall remain any Net Proceeds available, such Net Proceeds shall not be subject to the prepayment, reimbursement and collateralization provisions of this Section 2.13(c), but remain subject to the Liens securing the Secured Obligations in accordance with the Loan Documents and the Orders.

     (d) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall repay the Loans in full.

     SECTION 2.14 Optional Prepayment of Loans.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon written or facsimile notice received by 1:00 p.m. New York City time three Business Days' prior to the proposed date of prepayment and (y) with respect to ABR Loans on the same Business Day upon written or facsimile notice by 12:00 noon New York City time on the proposed date of prepayment; provided, however, that (i) each such partial prepayment shall be in multiples of $1,000,000, and
(ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this
Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.17.

     (b) Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     SECTION 2.15 Reserved.

     SECTION 2.16 Increased Costs. (a) If any Change in Law shall:(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO
Rate) or the Issuing Lender; or

     (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof

     SECTION 2.17 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted

LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.18 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Issuing Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     (f) If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     SECTION 2.19 Payments Generally; Pro Rata Treatment.

     (a) The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.05 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

     (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and expenses then due hereunder, such funds shall be applied (i) first, towards payment of fees and expenses then due under Sections 2.21 and 10.05, ratably among the parties entitled thereto in accordance with the amounts of fees and expenses then due to such parties, (ii) second, towards payment of interest, Tranche A Commitment Fee and Letter of Credit Fees then due on account of Tranche A Loans, unreimbursed LC Disbursements and Letters of Credit (including without limitation any interest payable pursuant to Section 2.09) and Tranche B Commitment Fee then due on account of Tranche B Loans, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, (iii) third, towards payment of principal of the Tranche A Loans, the Tranche B Loan and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties, (iv) fourth, towards the Cash Collateralization of Letters of Credit then outstanding in an aggregate amount equal to 105% of the Uncollateralized LC Exposure, and provided, however, that the proceeds from the foreclosure of any Collateral shall be applied as set forth in the Security and Pledge Agreement.

     (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

     (d) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.03(d) and (e), 2.05(b) and 2.19(c), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.20 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.03), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Agent (and if a Tranche A


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                                       41



Commitment is being assigned, the Issuing Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.21 Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, the fees set forth in that certain Fee Letter dated as of May 17, 2005 among the Agent, JPMorgan and the Borrower, at the times set forth therein.

     SECTION 2.22 Commitment Fees. (a) The Borrower shall pay to the Tranche A Lenders a commitment fee (the "Tranche A Commitment Fee") for the period commencing on the Filing Date to the Termination Date or the earlier date of termination of the Tranche A Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Tranche A Commitment. Such Tranche A Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.12 hereof, upon any reduction or termination in whole or in part of the Total Tranche A Commitment.

     (b) The Borrower shall pay to the Tranche B Lenders a commitment fee (the "Tranche B Commitment Fee") for the period commencing on the Filing Date to the earlier of (i) the Termination Date and (ii) the date on which the Tranche B Loan is funded, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the Total Tranche B Commitment. Such Tranche B Commitment Fee, to the extent then accrued, shall be payable (w) monthly, in arrears, on the last calendar day of each month, (x) on the date on which the Tranche B Loan is funded, (y) on the Termination Date and (z) as provided in Section 2.12 hereof, upon any reduction or termination in whole or in part of the Total Tranche B Commitment.

     SECTION 2.23 Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Tranche A Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) two and one-half percent (2.50%) per annum on the daily average LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (ii) to the Issuing Lender such Issuing Lender's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date.

     SECTION 2.24 Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the fee letter described in
Section 2.21. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.25 Priority and Liens.

     (a) Subject to the Orders and the Security and Pledge Agreement, the Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations and the other Secured Obligations (including without limitation the obligations of the Borrower and the Guarantors in respect of Indebtedness owing to JPMCB, any Lender and any of their banking Affiliates permitted by Section 6.03) and subject, in each of clauses (i) through (iv) below, to the Carve-Out:
(i) pursuant to Section 364(c)(l) of the Bankruptcy Code, shall at all times constitute allowed claims in the Cases having priority over any and all administrative expenses, diminution claims (including the Superpriority Claims granted to the Existing Lenders) and all other claims against the Borrower and the Guarantors, now existing or hereafter arising, of any kind whatsoever, including without limitation, all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a valid, binding, continuing, enforceable and fully-perfected first priority senior security interest in and Lien on all tangible and intangible property of the Borrower's and the Guarantors' respective estates in the Cases that is not subject to valid, perfected and non-avoidable Liens on the Filing Date, including, without limitation, all present and future accounts receivable (other than, prior to repurchase or reacquisition thereof by any of the Debtors, such accounts receivable sold to the Receivables Subsidiary prior to the Filing Date to the extent such accounts receivable shall not constitute property of the estate of the Borrower or any Guarantors pursuant to the Permitted Receivables Purchase Facility), inventory, general intangibles, chattel paper, real property, leaseholds, fixtures, machinery and equipment, deposit accounts, patents, copyrights, trademarks, tradenames, rights under license agreements and other intellectual property, capital stock of any Subsidiaries of the Borrower and Guarantors (but excluding the Borrower's and the Guarantors' rights in respect of avoidance actions under the Bankruptcy Code, it being understood that, notwithstanding such exclusion of avoidance actions, subject to entry of the Final Order, the proceeds of such actions (including, without limitation, assets as to which Liens are avoided) shall be subject to such liens under
Section 364(c)(2) of the Bankruptcy Code and available to satisfy the Obligations and the other Secured Obligations) and on all cash and investments maintained in the Letter of Credit Account; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by valid, binding, continuing, enforceable and fully-perfected security interests in and Liens upon all tangible and intangible property of the Borrower and the Guarantors that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code (other than the property referred to in clause (iv) below that is subject to the existing Liens described in clause (iv)(x) below, as to which the Lien in favor of the Agent and the


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                                       43



Lenders will be as described in clause (iv) below), junior to such valid, perfected and non-avoidable Liens; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a valid, binding, continuing, enforceable and fully-perfected first priority senior priming security interest in and senior priming Lien on all of the tangible and intangible property of the Borrower and the Guarantors that is subject to (x) existing Liens that presently secure obligations under the Existing Agreement, but subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code and (y) any Liens granted after the Filing Date to provide adequate protection in respect of any existing Lien described in clause
(iv)(x), senior to all of such Liens; provided, however, the Borrower and the Guarantors shall not be required to pledge to the Agent (i) in excess of 65% of the voting capital stock of their respective direct Foreign Subsidiaries or any of the capital stock or interests of its indirect Foreign Subsidiaries (if adverse tax consequences would result to the Borrower), (ii) Joint Venture Interests if such pledge is prohibited by the organizational documents of the applicable Joint Venture pursuant to provisions that are enforceable during the bankruptcy cases of the Debtors or if as a result of such pledge the value of such Joint Venture Interests would be materially and adversely compromised or
(iii) the Equity Interests of Carcorp Inc. or Waterstone Inc. to the extent a pledge of such Equity Interests would violate any law; provided, however, that no portion of the Carve-Out may be utilized to fund prosecution or assertion of any claims against the Agent, the Lenders or the Issuing Lenders (it being understood that, in the event of the liquidation of the Borrower's and the Guarantors' estates, the amount of the Carve-Out shall be funded into a segregated account prior to the making of distributions).

     (b) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interests and which secures the Existing Senior Secured Indebtedness, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment.

     SECTION 2.26 Right of Set-Off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits designated as payroll accounts and any trust accounts) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees to notify the Borrower and Guarantors in accordance with Section 7.01 prior to any such set-off and application made by such Lender or by the Agent, as the case may be. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

     SECTION 2.27 Security Interest in Letter of Credit Account. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise, and shall be released to the Borrower only as described in clause (ii)(y) of Section 2.03(j).

     SECTION 2.28 Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

     SECTION 2.29 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Orders and described in Section 2.25 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.25 and 2.27 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

     SECTION 2.30 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to request a Borrowing under Section 2.04 or request the issuance of a Letter of Credit under
2.03 unless the Bankruptcy Court shall have entered the Interim Order and shall at that time have granted to the Borrower use of all cash collateral, subject to the Orders, for the purposes described in Section 3.09.

SECTION 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

     SECTION 3.01 Organization and Authority. Each of the Borrower and the Guarantors (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole;
(ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.02 Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

     SECTION 3.03 Statements Made. The information that has been prepared by or at the request of the Borrower or any Guarantor and delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, any confidential information memorandum relating to the syndication of the credit facilities provided for herein, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished (it being understood that projections are inherently uncertain and that actual results may differ from the projections and such difference may be material).

     SECTION 3.04 Financial Statements. The Borrower has furnished the Lenders with copies of the unaudited consolidated financial statements of the Global Entities for the fiscal year ended December 31, 2003.

     SECTION 3.05 Ownership. Other than as set forth on Schedule 3.05, (i) each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly.

     SECTION 3.06 Liens. There are no Liens of any nature whatsoever on any assets of the Domestic Entities or any of the Global Entities other than Liens permitted pursuant to Section 6.01.

     SECTION 3.07 Compliance with Law.

     (a) Except for matters which could not reasonably be expected to have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Domestic Entities taken as a whole, and the Global Entities taken as a whole (i) the operations of the Domestic Entities and the Global Entities comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Domestic Entities is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Domestic Entities do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     (b) To the Borrower's and each of the Guarantor's best knowledge, none of the Domestic Entities and none of the Global Entities are in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Domestic Entities taken as a whole or the Global Entities taken as a whole.

     SECTION 3.08 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is consistent with sound business practice and customarily carried by companies of the size and character of the Borrower and the Guarantors.

     SECTION 3.09 Use of Proceeds.

     (a) The Letters of Credit and the proceeds of the Tranche A Loans shall be used for working capital and for other general corporate purposes of the Borrower and Guarantors.


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                                       47


     (b) The proceeds of the Tranche B Loan shall be used for working capital and for other general corporate purposes of the Borrower and the Guarantors including payment of Tranche A Loans then outstanding (with no reduction in the Total Tranche A Commitment) and interest thereon.

     SECTION 3.10 Litigation. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Domestic Entities or the Global Entities or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Domestic Entities or the Global Entities and, if so determined adversely to the Domestic Entities or the Global Entities would have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Domestic Entities taken as a whole or the Global Entities taken as a whole.

     SECTION 3.11 Labor Relations.

     (a) Except as disclosed on Schedule 3.11 hereto, the Domestic Entities are not presently a party to any collective bargaining or other similar contracts.

     (b) Except for matters which, in the aggregate, could not reasonably be expected to have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Domestic Entities, there is not presently pending and, to the Borrower's and each Guarantor's best knowledge, there is not threatened any of the following:

          (i) any strike, slowdown, picketing, work stoppage, or employee grievance process;

          (ii) any proceeding against or affecting the Domestic Entities relating to the alleged violation of any applicable law pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Domestic Entities;

          (iii) any lockout of any employees by the Domestic Entities;

          (iv) any application for the certification of a collective bargaining agreement;

          (v) any work stoppage or other labor dispute; or

          (vi) any failure by the Domestic Entities to comply with all applicable law relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

     SECTION 3.12 ERISA. No ERISA Event has occurred or is reasonably expected to occur for periods prior to the Filing Date that could reasonably be expected to result in a material adverse effect. The current liability under each Plan as of January 1, 2004 (based on the actuarial report of the independent actuary dated January 1, 2004) does not exceed by more than $26.2 million the fair market value of the assets of such Plan, and the current liability of all underfunded Plans as of January 1, 2004 (based on the actuarial report of the independent actuary dated January 1, 2004) does not exceed by more than $40.1 million the fair market value of the assets of all such underfunded Plans.

     SECTION 3.13 The Orders. On the date of the making of the initial Loans hereunder or the issuance of the initial Letters of Credit hereunder, the Interim Order will have been entered and will not have been reversed, stayed, vacated or, without the Agent's consent, which consent shall be in its sole discretion, amended, supplemented or modified. On the date of the making of any Loan or the issuance of any Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been reversed, stayed, vacated or, without the Agent's consent, which consent shall be in its sole discretion, amended, supplemented or modified. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and the Guarantor hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

     SECTION 3.14 Properties.

     (a) Each of the Borrower and the Guarantors has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and the Guarantors owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Guarantors does not infringe upon the rights of any other Person, except for any such infringement that, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect.

SECTION 4. CONDITIONS OF LENDING

     SECTION 4.01 Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Lenders to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever may occur first, is subject to the satisfaction (or waiver in accordance with Section 10.09 or delay or other treatment as provided in Section 1.04) of the following conditions precedent:

     (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

          (i) a copy of such entity's articles or certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

          (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

          (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement of that entity as in effect on the date of such certification,
     (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the articles or certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

     (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received satisfactory evidence of the entry of an order of the Bankruptcy Court in substantially the form of Exhibit A (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.25 which Interim Order (i) shall have been entered with the consent or non-objection of a preponderance (as reasonably determined by the Agent) of the Existing First Lien Lenders (ii) shall be in form and substance satisfactory to the Agent in its sole discretion, (iii) shall have been entered not later than fifteen (15) days following the Filing Date and (iv) shall not have been vacated, stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

     (c) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

     (d) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

     (e) Opinion of Counsel. The Agent and the Lenders shall have received the
(i) favorable written opinion of Kirkland & Ellis, LLP, counsel to the Borrower and the Guarantors, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C-1, and (ii) favorable written opinion of Jay Knoll, General Counsel to the Borrower and the Guarantors, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C-2.

     (f) Payment of Fees and Expenses. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.21 and fees and expenses of counsel to the Agent as to which invoices have been issued.

     (g) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

     (h) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent.

     (i) Access; Compliance with Laws. The Borrower and its Subsidiaries shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and its Subsidiaries relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations reasonably requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and its Subsidiaries are in compliance in all material respects with all applicable environmental laws and regulations and the Borrower and its Subsidiaries have made adequate provision for the costs of maintaining such compliance.

     (j) UCC Searches. The Agent shall have received UCC searches (including tax liens and judgments) conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than Liens granted or permitted under the Existing Agreements and such other Liens as may be reasonably satisfactory to the Agent.

     (k) Chief Restructuring Officer. The Borrower shall have retained a chief restructuring officer reasonably satisfactory to the Agent, and the scope of authority and work to be performed by such chief restructuring officer shall be satisfactory to the Agent.

     (l) Closing Date Budget. The Agent shall have received a weekly budget ("Closing Date Budget") for the Global Entities for the period from the Closing Date through the sixth full week after the Closing Date. The Closing Date Budget shall be satisfactory in form and substance to the Agent and shall set forth, among other things, projected Total Commitment Usage for each week.

     (m) Closing Documents. The Agent shall have received all documents required by this Section 4 reasonably satisfactory in form and substance to the Agent.

     SECTION 4.02 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Issuing Lender to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the satisfaction (or waiver in accordance with Section 10.09) of the following conditions precedent:

     (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

     (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

     (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

     (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the LC Exposure, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Lenders shall have received satisfactory evidence of the entry of an order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are reasonably satisfactory in form and substance to the Agent) (the "Final Order"), which, in any event, shall have been executed and delivered and entered by the Bankruptcy Court no later than forty-five (45) days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

     (e) Borrowing Base Amendment. At or prior to the time of the extension of any Additional Credit, the Borrowing Base Amendment shall have been executed and delivered.

     (f) Payment of Fees and Expenses. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement, the Orders and the letter referred to in Section 2.21 and fees and expenses of counsel to the Agent as to which invoices have been issued.

     (g) Borrowing Base Certificate. From and after the execution and delivery of the Borrowing Base Amendment, the Agent shall have received the most recent Borrowing Base Certificate required to be delivered pursuant to the Borrowing Base Amendment or Section 5.08, setting forth each component of the Borrowing Base as of the dates specified in the Borrowing Base Amendment.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

     SECTION 4.03 Conditions Precedent to the Tranche B Loan. The obligation of the Tranche B Lenders to make the Tranche B Loan is subject to the satisfaction (or waiver in accordance with Section 10.09) of the following conditions precedent:

     (a) Notice. The Agent shall have received a notice with respect to such borrowing as required by Section 2.

     (b) Final Order. The Final Order, as entered by the Bankruptcy Court, shall authorize the funding of the Tranche B Loan.

     (c) Insurance Designation. The Agent shall have been named as loss payee with respect to the PP&E Component and additional insured (as its interests appear), on such policies of insurance of the Borrower and Guarantors as the Agent may have reasonably requested.

     (d) Payment of Fees and Expenses. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement, the Orders and the letter referred to in Section
2.21 and fees and expenses of counsel to the Agent as to which invoices have been issued.

     (e) Other Conditions. The conditions to each Loan set forth in Sections 4 and 4.02 shall have been satisfied or waived.

     The request by the Borrower for, and the acceptance by the Borrower of, the Tranche B Loan shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (for which Cash Collateralization or back-to-back letter of credit support at the rate of 105% has not been made in accordance with Section 2.03(j)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that they will, and will cause each of their respective Subsidiaries to:

     SECTION 5.01 Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Lenders (except as otherwise specified below):

     (a) from and after the Audit Committee Report Date (x) within 90 days after the end of each fiscal year, consolidated and consolidating balance sheets and related consolidated and consolidating statements of income and consolidated cash flows for the Domestic Entities and the Global Entities, showing the financial condition of such entities on a consolidated and consolidating (for Domestic Entities) basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statements of the Global Entities to be audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than a going concern qualification as a result of the Cases or as a result of the Maturity Date falling less than one year from the date of such financial statements), the consolidating financial statements to be subjected to the internal auditing procedures applied to the preparation of consolidated financial statements and all consolidated and consolidating financial statements to be certified by a Financial Officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of the Domestic Entities or the Global Entities on a consolidated or consolidating basis, as the case may be, in accordance with GAAP and (y) as soon as available consolidated balance sheet and related statements of income and cash flows for the Global Entities for the fiscal year ended December 31, 2004, showing the financial condition of such entities on a consolidated basis as of the close of such fiscal year and the results of their operations during such year, to be audited by KPMG LLP and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than a going concern qualification as a result of the Cases), and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Global Entities on a consolidated basis in accordance with GAAP;

     (b) from and after the Audit Committee Report Date, within 45 days after the end of each of the first three fiscal quarters, the consolidated and consolidating balance sheets and related consolidated and consolidating statements of income and consolidated cash flows of the Domestic Entities and the Global Entities, showing the financial condition of such entities on a consolidated and consolidating basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Domestic Entities and the Global Entities on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) commencing with June 2005, as soon as practicable, but in no event later than 30 days after the end of each fiscal month of the Borrower (unless such monthly fiscal period ends at the end of a fiscal quarter, in which case the financial statements required to be delivered pursuant to this clause (c) may be delivered within 45 days after the end of such fiscal month) (i) monthly unaudited consolidated and consolidating balance sheets of the Domestic Entities and the Global Entities and related consolidated and consolidating statements of income and consolidated cash flows of such entities for the prior fiscal month, each certified by a Financial Officer of the Borrower and (ii) a monthly report detailing professional fees and expenses that have been billed and paid or billed but unpaid to date, the accumulated "hold-back" of professional fees and expenses to date, material adverse events or changes to the financial condition, operations, business, properties or assets of the Domestic Entities or the Global Entities (if any) and material litigation (if any), in each case certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Global Entities on a consolidated basis in accordance with GAAP;

     (d) commencing with the first fiscal month following the Closing Date, as soon as practicable, but (i) in no event later than 30 days after the end of each fiscal month of the Borrower, monthly financial projections of the Domestic Entities and the Foreign Entities in a form reasonably satisfactory to the Agent and the Borrower, and (ii) in no event later than 5 Business Days after the end of each fiscal month of the Borrower, a statement of projected cash receipts and cash disbursements for the Domestic Entities and the Global Entities for each week in the period of thirteen continuous weeks commencing with the immediately following week, in form and substance reasonably satisfactory to the Agent, and in each case of clauses (i) and (ii) certified by a Financial Officer of the Borrower;

     (e) (i) concurrently with any delivery of financial statements under clauses (a), (b) and (c) above, a certificate of the Financial Officer of the Borrower certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.01, 6.03, 6.04, 6.05 and 6.10 and (ii) concurrently with any delivery after the Audit Committee Report Date of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing with respect to the financial covenants set forth in Sections 6.04 and 6.05, or if, in the opinion of such accountants, such an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

     (f) as soon as possible, and in any event when the Borrower's and the Guarantor's statement of financial affairs and schedules of asset and liabilities are required to be filed with the Bankruptcy Court (but no later than 45 days after the Closing Date or such later date to which the Bankruptcy Court extends the filing thereof), a consolidated pro forma balance sheet of the Borrower's and the Guarantors' financial condition as of the Filing Date;

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

     (h) as soon as available and in any event (C) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (D) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event;

     (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

     (j) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

     (k) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed;

     (l) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

     (m) no later than 60 days following the Closing Date, budgets ("Post Closing Date Budgets") for the Domestic Entities and the Global Entities for the period through the Maturity Date and reasonably satisfactory in form and substance to the Agent and, from and after the entry of the Final Order, Capstone Advisory Group, LLC, as advisor to the Existing First-Lien Lenders (it being understood that the Agent in its sole discretion may use the information in such Budgets to revise the financial covenant levels set forth in Sections
6.04 and 6.05);

     (n) (i) prior to entry of the Final Order, a draft Annual Report on Form 10-K for the fiscal year of the Borrower ended on December 31, 2004 to the Agent and (ii) promptly,


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                                       56


from time to time, such other information regarding the operations, business affairs and financial condition of the Domestic Entities or the Global Entities, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request; and

     (o) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

     SECTION 5.02 Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower it is no longer necessary for the Borrower and the Guarantors to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

     SECTION 5.03 Insurance. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is consistent with sound business practice and customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses; and (b) maintain such other insurance or self insurance as may be required by law.

     SECTION 5.04 Obligations and Taxes. Pay all material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof, before the same shall become in default; provided, however, that the Borrower and each of the Guarantors shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

     SECTION 5.05 Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.


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                                       57


     SECTION 5.06 Access to Books and Records. (a) Maintain or cause to be maintained at all times true and complete books and records in a manner consistent with GAAP of the financial operations of the Borrower and its Subsidiaries; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports, including the Borrowing Base computations and supporting documentation, delivered by the Borrower or the Guarantors to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and its Subsidiaries, to conduct examinations of and to monitor the Collateral held by the Agent and to confer with officers and representatives of the Borrower and the Guarantors. To the extent reasonably required by the Agent as a result of any such evaluation, appraisal or monitoring, the Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base to the extent reasonably required by the Agent).

     (b) In the event that historical accounting practices, accounting systems or accounting reserves relating to the components of the Borrowing Base are modified in a manner that is adverse to the Lenders in any material respect, maintain such additional reserves (for purposes of computing the Borrowing Base) in respect to the components of the Borrowing Base and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base) to its parameters for including the components of the Borrowing Base as the Agent shall reasonably require based upon such modifications.

     (c) Grant access to and the right to inspect all final reports, final audits and other similar internal information of the Borrower relating to environmental matters upon reasonable notice, and obtain any third party verification of matters relating to compliance with environmental laws and regulations reasonably requested by the Agent at any time and from time to time.

     SECTION 5.07 Maintenance of Concentration Account. Within 30 days from the Closing Date, cause and continue to maintain with JPMCB or any of its Affiliates, an account or accounts to be used by the Borrower and the Guarantors as their principal concentration account for day-to-day operations conducted by the Borrower and the Guarantors.

     SECTION 5.08 Borrowing Base Certificate. Furnish to the Agent as soon as available and in any event (a) on or before the third Business Day after the end of each week, a weekly Borrowing Base Certificate, which weekly Borrowing Base Certificate shall reflect (i) the updated accounts receivable as of the prior Friday, (ii) Inventory as of the immediately preceding monthly Borrowing Base Certificate and (iii) PP&E Component as of the immediately receding monthly Borrowing Base Certificate; (b) on or before the fifteenth day of each month, a monthly Borrowing Base Certificate, which monthly Borrowing Base Certificate shall reflect (i) accounts receivable as of the immediately preceding weekly Borrowing Base Certificate,


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                                       58


(ii) the updated Inventory as of the end of the immediately preceding month and
(iii) PP&E Component as of the end of the immediately preceding month; and (c) if requested by the Agent at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Agent may reasonably request.

     SECTION 5.09 Collateral Monitoring and Review. Following the execution and delivery of the Borrowing Base Amendment, at any time (but, if no Event of Default has occurred and is continuing, not more often than three (3) times per year) upon the reasonable request of the Agent, permit the Agent or professionals (including, without limitation, internal and third party consultants, accountants and appraisers) retained by the Agent or its professionals to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with Chase Business Credit, as forth in Section 10.05). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

     SECTION 5.10 Public Rating. Obtain a rating from S&P and Moody's on the Tranche A Loans and Tranche B Loan in advance of the entry of the Final Order.

     SECTION 5.11 Receivables. Upon the payment and satisfaction in full of obligations arising under the Permitted Receivables Purchase Facility, take any action requested by the Agent as necessary, including without limitation establishing new lockbox accounts and entering into a pledge agreement with the Agent, to maintain the Agent's security interest in the proceeds of accounts receivable.

SECTION 6.        NEGATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (for which Cash Collateralization or back-to-back letter of credit support at the rate of 105% has not been made in accordance with Section 2.03(j)) or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors will not, and will not permit any of their respective Subsidiaries to (and will not apply, unless in connection with an amendment to the Agreement that is reasonably likely to be approved by the Lenders required to approve such amendment, to the Bankruptcy Court for authority to):

     SECTION 6.01 Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower, any Guarantors or any of their Foreign Subsidiaries, whether now owned or hereafter acquired, other than: (i) (x) Liens in existence on the Filing Date as reflected on Schedule 6.01 and (y) Liens in existence on the Filing Date securing the Existing First Lien Indebtedness; (ii) Liens securing the Existing First Lien Indebtedness granted as adequate


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                                       59


protection pursuant to the Orders and subject to the terms of the Orders; (iii) Permitted Liens; (iv) Liens created under the Loan Documents in favor of the Agent and the Lenders and other holders of Secured Obligations; (v) Liens securing purchase money Indebtedness and Capitalized Leases, in each case that are permitted by Section 6.03; (vi) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;
(vii) Liens consisting of deposits with derivatives traders as may be required pursuant to the terms of the International Swaps and Derivatives Association, Inc.'s Master Agreement(s) executed in the ordinary course of business and securing Indebtedness permitted by Section 6.03, so long as the aggregate amount of such deposits does not exceed at any time $3,000,000; (viii) Liens on the assets of any Foreign Subsidiary securing Indebtedness of any Foreign Subsidiary permitted by Section 6.03(x); (ix) other Liens (excluding Liens securing Indebtedness) so long as the value of the property subject to such Liens, and the obligations secured thereby, do not exceed $1,000,000 in the aggregate; and
(x) Liens on assets of Foreign Subsidiaries transferred to, or on the assets of, a Receivables Subsidiary in connection with the Qualified Receivables Transaction.

     SECTION 6.02 Merger, etc. Consolidate or merge with or into another Person, except that (i) any Guarantor may merge or consolidate with any other Guarantor,
(ii) any Guarantor may merge or consolidate with the Borrower if the Borrower is the surviving entity, (iii) any Foreign Subsidiary may merge or consolidate with any other Foreign Subsidiary and (iv) any Subsidiary which is not a Guarantor may merge or consolidate with a Guarantor if such Guarantor is the surviving entity.

     SECTION 6.03 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents;
(ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases) and outstanding on the Filing Date; (iii) (A) intercompany Indebtedness among the Borrower and the Guarantors, (B) guarantees by the Borrower or any Guarantor of Indebtedness of the Borrower or any Guarantor otherwise permitted by this Section 6.03 and (C) guarantees by the Borrower or any Guarantor of Indebtedness of any Foreign Subsidiary so long as such guarantees are permitted by Section 6.06(iii); (iv) (A) Indebtedness incurred after the Filing Date by the Foreign Subsidiaries from the Borrower or any Guarantor in an aggregate principal amount not to exceed $25,000,000 prior to the entry of the Final Order and $50,000,000 thereafter, (B) intercompany Indebtedness among the Foreign Subsidiaries and (C) guarantees by any Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary otherwise permitted by this Section 6.03; (v) Capitalized Leases and Indebtedness secured by purchase money Liens, in each case incurred after the Filing Date in an aggregate amount not to exceed $5,000,000 at any time outstanding; (vi) [intentionally omitted]; (vii) Indebtedness owed to JPMCB, any other Lender or any of their respective banking Affiliates (or any Person that was a Lender or a banking Affiliate of a Lender at the time such Indebtedness was incurred) in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (viii) Indebtedness (other than Indebtedness described in clause (vii)) owed to any bank in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(ix) Indebtedness incurred after the Filing Date by the Borrower or any Guarantor in connection with foreign exchange contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign exchange rates, commodity price


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                                       60


protection agreements or other commodity price hedging arrangements and interest rate swap, cap or collar agreements and interest rate future or option contracts designed to hedge against fluctuations in interest rates, in each case to the extent that such agreement or contract is entered into in the ordinary course of business consistent with past practices; (x) the refinancing of Indebtedness of Foreign Subsidiaries existing on the Filing Date provided that the Debtors and their Domestic Subsidiaries do not provide credit support for such Indebtedness or refinancing; (xi) Indebtedness of Receivables Subsidiaries owing to other Foreign Subsidiaries in connection with Qualified Receivables Transactions; and
(xii) (A) other unsecured Indebtedness of the Borrower or any Guarantor and (B) other Indebtedness of any Foreign Subsidiary, so long as the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) of this Section 6.03(xi) at any time outstanding shall not exceed $5,000,000.

     SECTION 6.04 Capital Expenditures. Make Capital Expenditures of the Borrower and the Guarantors for each fiscal quarter ending on the date listed below in an aggregate amount in excess of the amount listed below opposite such date, provided that if the amount of the actual Capital Expenditures that are made during any fiscal quarter is less than such amount, the unused portion thereof may be carried forward to and made during any of the following fiscal quarters:

                  Fiscal Quarter Ending                Capital Expenditures

                  September 30, 2005
                  December 31, 2005                    PERMITTED
                  March 31, 2006                       AMOUNTS TO BE
                  June 30, 2006                        DETERMINED BY
                  September 30, 2006                   AGENT IN ACCORDANCE
                  December 31, 2006                    WITH SECTION 1.04(d)
                  March 31, 2007

     SECTION 6.05 EBITDA.

     (a) Permit cumulative Global EBITDA for the Global Entities and cumulative Domestic EBITDA for the Domestic Entities for each period beginning on June 1, 2005 and ending on the last day of each fiscal month set forth below to be less than the amount appearing opposite such month for such entity:

                                     Global Entities         Domestic Entities
      Period Ending                  Global EBITDA           Domestic EBITDA

      July 31, 2005
      August 31, 2005                         PERMITTED
      September 30, 2005                      AMOUNTS TO BE
      October 31, 2005                        DETERMINED
      November 30, 2005                       BY AGENT
      December 31, 2005                       IN ACCORDANCE
      January 31, 2006                        WITH SECTION 1.04(d)

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                                       61


      February 28, 2006
      March 31, 2006
      April 30, 2006
      May 31, 2006

     (b) Permit cumulative Global EBITDA for the Global Entities and cumulative Domestic EBITDA for the Domestic Entities for each rolling twelve (12) fiscal month period ending on the last day of each fiscal month set forth below to be less than the amount appearing opposite such month for such entity:

                                     Global Entities         Domestic Entities
      Period Ending                  Global EBITDA           Domestic EBITDA

      June 30, 2006                       PERMITTED AMOUNTS TO BE
      July 31, 2006                       DETERMINED BY AGENT
      August 31, 2006                     IN ACCORDANCE
      September 30, 2006                  WITH SECTION 1.04(d)
      October 31, 2006

     SECTION 6.06 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except: (i) for any guaranty permitted by Section 6.03(iii)(B) or
Section 6.03(iv)(C), (ii) for any guaranty by the Borrower or any Guarantor of obligations (other than Indebtedness) of the Borrower or any Guarantor if incurrence of the underlying obligations is permitted under this Agreement;
(iii) for any guaranty by the Borrower or any Guarantor (including without limitation any guaranty consisting of a Letter of Credit issued for the account of a Foreign Subsidiary pursuant to Section 2.03(a)) of the Indebtedness or other obligations of any Foreign Subsidiary, provided that (A) if such guaranty is of Indebtedness of a Foreign Subsidiary, such Indebtedness is permitted under
Section 6.03 and if such guaranty is of other obligations of a Foreign Subsidiary, the incurrence of such other obligations is permitted under this Agreement and (B) the aggregate principal amount of Indebtedness and other obligations outstanding at any time that are guaranteed pursuant to guarantees permitted by this Section 6.06(iii) shall not exceed $5,000,000, (iv) for any guaranty by any Foreign Subsidiary of obligations of any other Foreign Subsidiary if incurrence of the underlying obligations is permitted under this Agreement; (v) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; (vi) to the extent in existence on the Filing Date and (vii) Standard Securitization Undertakings in connection with a Qualified Receivables Transaction.

     SECTION 6.07 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower and the Guarantors hereunder, except for the Carve-Out.


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                                       62


     SECTION 6.08 Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes other than dividends and distributions (a) from the Guarantors or the Foreign Subsidiaries directly or indirectly to the Borrower or any Guarantor or from any Foreign Subsidiary to any other Foreign Subsidiary and (b) from the Borrower to the Parent for the payment of taxes, salaries, customary expenses and similar items.

     SECTION 6.09 Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors) or its shareholders, except for (i) transactions that are entered into in the ordinary course of the Borrower's, a Guarantor's or a Foreign Subsidiary's business in good faith, and at prices and on terms and conditions not less favorable to such Person than would be obtained on an arm's-length basis from unrelated third parties, (ii) other transactions among the Global Entities to the extent otherwise expressly permitted under this Agreement, and (iii) transactions described on Schedule
6.09 (iv) transactions among Foreign Subsidiaries effected as part of a Qualified Receivables Transaction.

     SECTION 6.10 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for: (i) ownership by the Borrower or such Subsidiary, as the case may be, of the capital stock of each of the Subsidiaries listed on Schedule 3.05; (ii) Permitted Investments; (iii) advances and loans among the Borrower and the Guarantors;
(iv) (x) advances and loans made by the Borrower or any Guarantor to any Foreign Subsidiary, to the extent they constitute Indebtedness permitted by Section 6.03(iv)(A) or Section 6.03(ii) and (y) advances and loans made by any Foreign Subsidiary to any other Foreign Subsidiary; (v) existing Investments described on Schedule 6.10; (vi) investments by wholly-owned Foreign Subsidiaries in other wholly-owned Foreign Subsidiaries; (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (viii) investments in the form of Indebtedness permitted by Section 6.03; (ix) investments constituting guarantees permitted by Section 6.06; (x) loans to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes in an aggregate amount not exceeding $500,000 at any time; (xi) investments not permitted by the foregoing clauses in an aggregate amount not exceeding $1,000,000 at any time outstanding; and (xii) any Investment by a Foreign Subsidiary in a Receivables Subsidiary or by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction.

     SECTION 6.11 Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary) except for
(i) sales of inventory, fixtures and equipment in the ordinary course of business, (ii) dispositions of surplus, obsolete, negligible or uneconomical assets, (iii) intercompany sales among the Borrower and the Guarantors hereto,
(iv) the abandonment of intellectual property that is in the reasonable judgment of the Borrower no longer useful in the conduct of the business of the Borrower and its


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                                       63


Subsidiaries, (v) sales in arm's length transactions, at fair market value and for cash payable at closing in an amount not to exceed $5,000,000 in the aggregate since the Closing Date; provided that upon receipt of Net Proceeds of any sales described in clause (v) hereof, the Borrower will comply with the provisions of Section 2.13(b), (vi) sales of receivables and related assets (including contact rights) of a Foreign Subsidiary of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof including consideration in the form of purchase money notes in connection therewith; and (vii) sales of receivables and related assets (including contract rights) of the type specified in the definition of "Qualified Receivables Transactions" by Receivables Subsidiaries to third parties (other than Debtors and their Domestic Subsidiaries) for the fair market value thereof; provided that either (x) such sales shall be conducted in connection with refinancing of Indebtedness of a Foreign Subsidiary but only to the extent permitted under Section 6.03(ii) and only with respect to such Indebtedness that was secured by receivables of such Foreign Subsidiary or
(y) net investment outstanding (or similar concept) by third parties in such transactions shall be applied against and subject to the limitation set forth in such Section 6.03(x).

     SECTION 6.12 Nature of Business. Modify or alter, or permit any Foreign Subsidiary to so modify or alter, in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except, in the case of the Domestic Entities, as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

SECTION 7. EVENTS OF DEFAULT

     SECTION 7.01 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period, if any (each, an "Event of Default"):

     (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantor to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

     (b) default shall be made in the payment of any (i) Fees, interest on the Loans or other amounts payable hereunder when due (other than amounts set forth in clause (ii) hereof), and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or


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                                       64


     (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 5.01(n)(i), Section 5.11 or Section 6 hereof, or

     (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

     (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1l06(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof, or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super Priority Claim or the Bankruptcy Court shall enter an order terminating the use of cash collateral under the Existing Agreements; or

     (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $3,000,000 in the aggregate; or

     (g) a Change of Control shall occur; or

     (h) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

     (i) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

     (j) an order shall be entered (i) reversing, staying for a period in excess of 10 days, or vacating any of the Orders or (ii) without the written consent of the Agent (which consent shall be in its sole discretion), otherwise amending, supplementing or modifying any of the Orders, or (iii) terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

     (k) any judgment or order in excess of $3,000,000 as to any post-petition obligation shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or


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                                       65


     (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors taken as a whole, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document; or

     (m) except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (x) in accordance with "first day" orders reasonably satisfactory to the Agent (including not in excess of amounts reasonably satisfactory to the Agent in respect of certain critical service providers), (y) in connection with the assumption of executory contracts and unexpired leases and (z) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date;

     (n) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and any Lien arising as a result of such Termination Event shall have been perfected or any Person shall have obtained relief from the automatic stay to enforce such Lien or any Insufficiency; or

     (o) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds, in the opinion of the Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $3,000,000 allocable to post-petition obligations or requires payments exceeding $3,000,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

     (p) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $3,000,000; or

     (q) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(l) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date or for which a funding waiver has been applied for and not denied), the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $3,000,000; or

     (r) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the operations, business, properties, assets or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed; or

     (s) the Borrower shall fail to retain a chief restructuring officer reasonably satisfactory to the Agent having a scope of authority satisfactory to the Agent;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to counsel for the Existing First Lien Agent and to the United States Trustee for the Eastern District of Michigan), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Existing First Lien Agent and to the United States Trustee for the Eastern District of Michigan) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate or suspend forthwith the Total Commitment; (ii) declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of such Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Uncollateralized LC Exposure (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five (5) Business Days after the giving of the notice referred to above);
(iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Lenders. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.19(b).


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                                       67


SECTION 8. THE AGENT

     SECTION 8.01 Administration by Agent. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     SECTION 8.02 Rights of Agent. The institution serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

     SECTION 8.03 Liability of Agent.

     (a) The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(i) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.09), and (iii) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.09) or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

     (b) The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     (c) The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

     SECTION 8.04 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse the Agent for such Lender's Tranche A Commitment Percentage or Tranche B Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (ii) to indemnify and hold harmless the Agent, each Issuing Lender and any of their directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.05 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

     SECTION 8.06 Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

     SECTION 8.07 Advances and Payments.

     (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Tranche A Commitment or Tranche B Commitment, as the case may be, hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

     (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.20, 8.04 and 10.05), the application of which is not otherwise provided for in this Agreement shall be applied in accordance with Section 2.19(b). All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

     SECTION 8.08 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans or unreimbursed drafts drawn under Letters of Credit as a result of which the unpaid portion of its Loans or unreimbursed drafts drawn under Letters of Credit is proportionately less than the unpaid portion of the Loans or unreimbursed drafts drawn under Letters of Credit of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans or unreimbursed drafts drawn under Letters of Credit of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and unreimbursed drafts drawn under Letters of Credit and its participation in Loans and unreimbursed drafts drawn under Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and unreimbursed drafts drawn under Letters of Credit as the principal amount of its Loans and unreimbursed drafts drawn under Letters of Credit prior to the obtaining of such payment was to the principal amount of all Loans outstanding and unreimbursed drafts drawn under Letters of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided, that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan or unreimbursed drafts drawn under Letters of Credit may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation.

SECTION 9. GUARANTY

     SECTION 9.01 Guaranty.

     (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

     (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof,
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

     (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

     (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

     (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

     (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

     SECTION 9.02 No Impairment of Guaranty . The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     SECTION 9.03 Subrogation. Upon payment by any Guarantor of any sums to the Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

     SECTION 10.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to the Borrower, to it at Collins & Aikman Products Co., 250 Stephenson Highway, Troy, Michigan 48085, Attention of: Jay Knoll, Vice President and General Counsel (Telecopy No.: 248-824-1882);

          (ii) if to the Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of: Marlies Iida, (Telecopy No.: 713-750-2892) with a copy to JPMorgan Chase Bank, N.A., 270

     Park Avenue, 20th Floor, New York 10017, Attention of: Ann Kurinskas, (Telecopy No.: 212-270-0453);

          (iii) if to the Issuing Lender, to it at the address most recently specified by it in notice delivered by it to the Agent and the Borrower, with a copy to the Agent as provided in clause (ii) above; and

          (iv) if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto or, if subsequently delivered, its Administrative Questionnaire.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 10.02 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Total Commitment has not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

     SECTION 10.03 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (d) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Total Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

     (A)  the Agent; and

     (B) the Issuing Lender, provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Tranche B Loan.

     (ii) Assignments shall be subject to the following additional conditions:

     (A) any assignment of any portion of the Total Tranche A Commitment and Tranche A Loans and LC Exposure shall be made to an Eligible Assignee;

     (B) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Tranche A Commitment, Tranche B Commitment or Loans, the amount of the such commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless the Agent otherwise consents;

     (C) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that if such assigning Lender is both a Tranche A Lender and a Tranche B Lender, this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of either (1) the Tranche A Commitment, Tranche A Loans and LC Exposure or (2) the Tranche B Commitment and Tranche B Loans, as the case may be;

     (D) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

     (E) the assignee, if it was not a Lender immediately prior to such assignment, shall deliver to the Agent an Administrative Questionnaire.

     For the purposes of this Section 10.03(b), the term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Tranche A Lender or Tranche B Lender (or both), as the case may be, under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

     (iv) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.03(d) or (e), 2.05(b), 2.19(d) or 8.04, the Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (d) (i) Any Lender may, without the consent of the Borrower, the Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.09(a) that affects such Participant. Subject to paragraph (d)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.26 as though it were a Lender, provided such Participant agrees to be subject to
Section 8.08 as though it were a Lender.

     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.16 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.18(e) as though it were a Lender.

     (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

     (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's best efforts to sell participations herein (as described in Section 10.03(d)) and assign to one or more Lenders or assignees meeting the requirements set forth in 10.03(b) a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     SECTION 10.04 Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement,
(v) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and
(viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clauses (ii) and (v) of this Section.

     SECTION 10.05 Expenses; Indemnity; Damage Waiver. (a) (i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Agent and J.P. Morgan Securities Inc. ("JPMorgan") (including the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett, LLP ("STB"), special counsel to the Agent, and any other counsel retained by STB or the Agent or JPMorgan) associated with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) all reasonable fees and reasonable out-of-pocket expenses of the Agent and JPMorgan (including the reasonable fees, disbursements and other charges of STB, special counsel to the Agent, and any other counsel retained by STB or the Agent or JPMorgan) and the lenders in connection with the enforcement of the Loan Documents.

     (ii) The Borrower shall pay or reimburse (D) all reasonable fees and reasonable expenses of the Agent and JPMorgan and their internal and third-party auditors, appraisers and consultants incurred in connection with the Agent's (1) initial and ongoing Borrowing Base examinations, (2) analyses of the systems and processes of the Borrower and analyses and valuations of the Borrowing Base assets, (3) periodic field examinations and appraisals and (4) monthly and other monitoring of assets; and (E) all reasonable fees and reasonable expenses of the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand or any payment thereunder.

     (iii) The Borrower shall pay or reimburse all unpaid obligations of Foreign Subsidiaries to pay, reimburse or indemnify any Lender for providing cash management, pooling and overdraft services to such Foreign Subsidiaries.

     All payments or reimbursements pursuant to the foregoing clauses (i), (ii) and (iii) shall be payable promptly upon written demand together with back-up documentation supplying such reimbursement request.

     (b) The Borrower shall indemnify the Agent, JPMorgan, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof

     SECTION 10.06 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

     SECTION 10.07 No Waiver. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 10.08 Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 10.09 Amendments, etc.

     (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of (i) the Super-majority Lenders release any of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release any of the Guarantors, (ii) the Super-Majority Lenders, increase the advance rates above the rates in effect on the effective date of the Borrowing Base Amendment or to add new asset categories to the Borrowing Base, (iii) the Lender affected thereby (F) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (G) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the scheduled payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder or (iv) all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.09 or the definition of Required Lenders, (C) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.25, (D) release all or substantially all of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors or (E) amend any provision that sets forth the priority of payment as between the Tranche A Lenders and the Tranche B Lenders. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Issuing Lender hereunder or JPMCB in the capacity referred to in Section 6.03 without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

Notwithstanding anything to the contrary contained in Section 10.09(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other financial institutions (each of which shall meet the requirements of Section 10.03(b)), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders having Tranche A Commitments at such time (or, if the Total Tranche A Commitment has been terminated, Lenders holding Tranche A Loans and LC Exposure at such time) and Lenders holding Tranche B Loans at such time (or, if the Tranche B Loan is not outstanding, Lenders holding Tranche B Commitments at such time) representing in excess of 66-2/3% of the sum of the Total Tranche A Commitment at such time (or, if the Total Tranche A Commitment has been terminated, the Tranche A Total Commitment Usage at such time) plus the Total Tranche B Commitment at such time.

     SECTION 10.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.11 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 10.12 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18 and 10.05 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof

     SECTION 10.13 Execution in Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof Except as provided in Section 4, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.14 Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreements to actively assist the Agent in syndication efforts and with respect to interest rates, Commitment Fees and the fees referenced in Section 2.21).

     SECTION 1.01 Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 10.15 USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

     SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                  BORROWER:

                                  COLLINS & AIKMAN PRODUCTS CO.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  GUARANTORS:

                                  COLLINS & AIKMAN CORPORATION


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  AMCO CONVERTIBLE FABRICS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  BECKER GROUP, LLC


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  BRUT PLASTICS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN (GIBRALTAR) LIMITED


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN ACCESSORY MATS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN ASSET SERVICES, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE (ARGENTINA),
                                  INC. (f/k/a Textron Automotive (Argentina),
                                  Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE (ASIA), INC.
                                  (f/k/a Textron Automotive (Asia), Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE EXTERIORS, INC.
                                  (f/k/a Textron Automotive Exterior, Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE INTERIORS, INC.
                                  (f/k/a Textron Automotive Interiors, Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                               COLLINS & AIKMAN AUTOMOTIVE INTERNATIONAL, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE INTERNATIONAL
                                  SERVICES, INC. (f/k/a Textron Automotive
                                  International Services, Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE MATS, LLC


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE OVERSEAS
                                  INVESTMENT, INC. (f/k/a Textron
                                  Automotive Overseas Investment, Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN AUTOMOTIVE SERVICES, LLC


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN CANADA DOMESTIC HOLDING
                                  COMPANY


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN DEVELOPMENT COMPANY


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN EUROPE, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN FABRICS, INC. (f/k/a Joan
                                  Automotive Industries, Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN INTELLIMOLD, INC. (f/k/a
                                  M&C Advanced Processes, Inc.)


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN INTERIORS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN INTERNATIONAL CORPORATION


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN PLASTICS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COLLINS & AIKMAN PROPERTIES, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  COMET ACOUSTICS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  CW MANAGEMENT CORPORATION


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  DURA CONVERTIBLE SYSTEMS, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  GAMBLE DEVELOPMENT COMPANY


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  JPS AUTOMOTIVE, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  NEW BALTIMORE HOLDINGS, LLC


                                  By: Collins & Aikman Products Co.,
                                      its sole member


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  OWOSSO THERMAL FORMING, LLC


                                  By: Collins & Aikman Products Co.,
                                      its sole member


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  SOUTHWEST LAMINATES, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  WICKES ASSET MANAGEMENT, INC.


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  WICKES MANUFACTURING COMPANY


                                  By: /s/ John A. Galante
                                      ------------------------------------------
                                  Name:   John A. Galante
                                  Title:  Vice President & Treasurer

                                  AGENT AND LENDERS:
                                  JPMORGAN CHASE BANK, N.A.
                                  Individually and as Agent


                                  By: /s/ Bruce Borden
                                      ------------------------------------------
                                  Name:   Bruce Borden
                                  Title:  Vice President